EXHIBIT 10.11

SEVERANCE POLICY
TABLE OF CONTENTS

I.	Purpose:	1
II.	Scope - Eligibility:	1
III.	Policy Statement:	1
	A. Overview	1
	B. Severance Pay Guidelines	1
	C. Severance Pay - Other Terminations	1
	D. Other Severance Benefits	2
	E. Approvals	2
	F. No Contractual Entitlements	2
IV.	Administration:	2
	A. Roles and Responsibilities	2
	B. Governance	2
	C. Exception Management/Policy Interpretations	2
V.	Applicable Laws and Regulations:	3
VI.	Policy History Log:	3

Severance Policy	March 23, 2012

SEVERANCE POLICY

I.	Purpose:

The purpose of this policy is to describe certain circumstances under which the Bank may make severance payments to individuals whose employment is terminated.

II.	Scope - Eligibility:

All regular full- and part-time employees who work at least 1,000 hours per year are eligible to be considered for severance under this policy. Temporary employees are not eligible.

III.	Policy Statement:

A.	Overview.

It is the policy of the Bank to provide individuals whose employment is terminated involuntarily for reasons other than “cause” (as determined by the Bank in its sole discretion) with severance packages reflecting their status in the organization and tenure. In consideration of the receipt of a severance package, such individuals must sign a release of claims in the form required by the Bank.

B.	Severance Pay Guidelines

Severance pay hereunder will take into account employee status in the organization and years of service with the Bank, according to the guidelines below, with service rounded to the next highest month. Service with other Federal Home Loan Banks is not considered.

Nonexempt	Exempt	Officer (functional and corporate)	Executive Officer
Two (2) weeks' base pay regardless of years of service, plus one (1) week's base pay for each year of service, but no more than an aggregate of 6 months' base pay.	Two (2) weeks' base pay regardless of years of service, plus two (2) weeks' base pay for each year of service, but no more than an aggregate of 6 months' base pay	Two (2) weeks' base pay regardless of years of service, plus three (3) weeks' base pay for each year of service, but no more than an aggregate of 12 months' base pay
Two (2) weeks' base pay regardless of years of service, plus four (4) weeks' base pay for each year of service, but no more than an aggregate of 12 months' base pay; minimum severance of one (1) year's base pay for President and 6 months' base pay for other Executive Officers

C.	Severance Pay - Other Terminations

The amount of severance, if any, offered to an employee who is leaving by mutual agreement or who is terminated for cause is at the sole discretion of the Bank; provided, however, that

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any such severance shall not exceed the Guidelines set forth above.

D.	Other Severance Benefits

At its sole discretion, the Bank may provide additional severance benefits, such as outplacement services.

E.	Approvals

All severance packages must have the approval of the appropriate Executive Officer and the President. All severance packages for Executive Officers must also have the approval of the Personnel Committee of the Bank's Board of Directors.

F.	No Contractual Entitlements

This severance policy is not intended by the Bank — and should not be viewed by employees — as setting forth a contractual relationship between the Bank and any one or all of its employees. The Bank reserves the right to modify, revoke, suspend, terminate, or change this severance policy at any time without notice.

IV.	Administration:

A.	Roles and Responsibilities

(1)	Owner. The Executive Director of Human Resources shall be the owner of this Policy, responsible for maintaining (including reviewing and updating) this Policy.

(2)	Authorized Approver. The Board of Directors of the Bank shall be authorized to approve all changes to this Policy.

B.	Governance

(1)
Re-Adoption Frequency. The Owner of this Policy will be responsible for presenting this Policy for re-adoption by the Authorized Approver at any time that the Owner determines that a change is appropriate.

(2)	Review Frequency: The Owner of this Policy is expected to review this Policy annually.

C.	Exception Management/Policy Interpretations

(1)	Exceptions. All exceptions under this Policy must be approved by:

(a)	The President of the Bank (other than with respect to severance to be paid to the President); and

(b)	The Personnel Committee of the Board of Directors, with respect to severance to be paid to any Executive Officer (including the President).

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(2)	Responsibility for Interpretations. The Owner of this Policy, in consultation with the General Counsel and the President, is responsible for all interpretations of this Policy.

V.	Applicable Laws and Regulations:

The following provisions of the Federal Home Loan Bank Act and FHFA Regulations are applicable to this Policy:

•	12 U.S.C. §4518

•
Securities and Exchange Commission's Regulation S-K, particularly for severance to be paid to a named executive officer of the Bank (17 C.F.R. §229.402 - Executive Compensation, and 17 C.F.R. §229.601 - Exhibits).

VI.	Policy History Log:

Date Approved	Purpose	Author	Approved by
2/21/1997		G. Champagne	Board
3/23/2012	Change format to standard form, clarify certain language	C. Pratt	Board

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